Exhibit 99.1

TSCAN THERAPEUTICS ANNOUNCES CEO TRANSITION

David Southwell Steps Down; Gavin MacBeath, Ph.D., Chief Scientific and Operating Officer, to Serve as Acting CEO

Company Reaffirms Previously Disclosed Milestones and Cash Runway; Provides Clinical Program Update

WALTHAM, Mass., March 31 2023 — TScan Therapeutics, Inc. (Nasdaq: TCRX) [“TScan” or “The Company”], a clinical-stage biopharmaceutical company focused on the development of T cell receptor (TCR)-engineered T cell therapies (TCR-T) for the treatment of patients with cancer, today announced that its Board of Directors has appointed Gavin MacBeath, Ph.D., as acting Chief Executive Officer (CEO), effective March 28, 2023. He will continue to serve as Chief Scientific and Operating Officer. David Southwell has stepped down as CEO and member of the Board, effective March 27, 2023.

Dr. MacBeath joined TScan in 2018. As the architect of the Company’s scientific platform and clinical programs, Dr. MacBeath will continue to lead the execution of TScan’s clinical strategy and research and development programs. He has more than two decades of experience in academia and industry, serving as Faculty in the Department of Chemistry and Chemical Biology at Harvard University, and as a Principal Investigator at Harvard Medical School. Dr. MacBeath co-founded three oncology companies, including Merrimack Pharmaceuticals, where he led discovery, translational research and phase 1/2 clinical development.

Chairman of the Board, Timothy Barberich, said, “On behalf of the Board, we look forward to working with Gavin to continue the important work underway at TScan. We thank David for his contributions to the Company, which is well-positioned to execute on its vision and harness the power of immunotherapy for cancer patients. We wish David well in his future endeavors.”

“TScan continues to make exciting progress using TCR-T for the treatment of patients with cancer. We recently announced the first patient dosed for one of our lead assets, TSC-101, the first clinical cell therapy product targeting minor histocompatibility antigen HA-2 to prevent relapse in patients with hematological malignancies undergoing hematopoietic cell transplantation,” said Dr. MacBeath. “I look forward to building on the progress across our portfolio for the benefit of cancer patients.”

Mr. Southwell noted, “I am proud of what TScan has accomplished to date and look forward to following the Company’s continued success as I move on to otheropportunities.”

Clinical Program and Financial Update

Programs at TScan continue to advance, in line with the progress outlined in the Company’s recent earnings release on March 8, 2023. TScan remains on-track to enroll patients into all three arms of the hematologic malignancies clinical trial (TSCAN-001) by mid-year. The first patient was dosed with TSC-101 on March 9, 2023; to date, the patient has tolerated the treatment well. Early biomarker data indicate that the engineered T cells are proliferating and expressing markers of T cell activation, consistent with target cell engagement. In addition, two control arm patients have been enrolled, received their transplant, and are currently being monitored for minimal residual disease and mixed donor cell chimerism to compare with the treatment arm patients. TScan plans to provide preliminary safety and biomarker data for patients in all three arms by mid-year, with additional clinical data to follow by year-end.

On the solid tumor program, the U.S. Food and Drug Administration has cleared TScan’s first three investigational new drug (IND) applications and the Company is currently activating clinical sites to initiate patient enrollment in the third quarter of this year. ImmunoBank expansion remains on track, with two INDs expected to be filed by mid-year 2023, and additional INDs by year-end.

As of December 31, 2022, TScan Therapeutics had cash and cash equivalents of $120.0 million, excluding $5.0 million of restricted cash. Based on current operating plans, the Company believes that existing cash and cash equivalents will be sufficient to fund its operating expenses and capital expenditure requirements into the second quarter of 2024.

Additional Biographical Details about Gavin MacBeath

Dr. MacBeath’s experience prior to joining TScan includes serving as Co-founder and Senior Vice President of Discovery at Merrimack Pharmaceuticals where he advanced several biologics through IND, Phase 1, and Phase 2 clinical development. He began his career in academia, where he served as the first fellow at Harvard’s Bauer Center for Genomics Research, as an Assistant Professor and later Associate Professor in the Department of Chemistry & Chemical Biology at Harvard University, and as Lecturer and Principal Investigator at Harvard Medical School. Dr. MacBeath received his undergraduate degree with Honors in genetics from the University of Manitoba, his Ph.D. from Scripps Research Institute and completed his postdoctoral training in chemical biology with Dr. Stuart Schreiber at Harvard University.

About TScan Therapeutics, Inc.

TScan is a clinical-stage biopharmaceutical company focused on the development of T cell receptor (TCR)-engineered T cell therapies (TCR-T) for the treatment of patients with cancer. The Company’s lead TCR-T therapy candidates, TSC-100 and TSC-101, are in development for the treatment of patients with hematologic malignancies to eliminate residual disease and prevent relapse after allogeneic hematopoietic cell transplantation. The Company is also developing multiplexed TCR-T therapy candidates for the treatment of various solid tumors. The Company has developed and continues to build its ImmunoBank, the Company’s repository of therapeutic TCRs that recognize diverse targets and are associated with multiple HLA types, to provide customized multiplexed TCR-T therapies for patients with a variety of solid tumors.

To learn more about the study of TSC-100 and TSC-101 in AML, ALL and MDS patients undergoing haploidentical donor transplantation, visit clinicaltrials.gov (identifier: NCT 05473910).

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, express or implied statements regarding the Company’s plans, progress, and timing relating to the Company’s hematologic malignancies programs, including the enrollment of patients and presentation of data, the structure, timing and success of the Company’s planned preclinical development, submission of INDs, and clinical trials, the potential benefits of any of the Company’s proprietary platforms, multiplexing, or current or future product candidates in treating patients, and the Company’s goals and strategy. TScan intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “may,” “might,” “advance,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “plan,” “on track,” or similar expressions or the negative of those terms. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. The express or implied forward-looking statements included in this release are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation: the beneficial characteristics, safety, efficacy, therapeutic effects and potential advantages of TScan’s TCR-T therapy candidates; TScan’s expectations regarding its preclinical studies being predictive of clinical trial results; TScan’s recently approved INDs being indicative or predictive of bringing TScan closer to its goal of providing customized TCR-T therapies to treat patients with cancer; the timing of the launch, initiation, progress and expected results and announcements of TScan’s preclinical studies, clinical trials and its research and development programs; TScan’s timeline regarding its filing of INDs for its TCRs throughout the year, TScan’s ability to enroll patients for its clinical trials within its expected timeline, TScan’s plans relating to developing and commercializing its TCR-T therapy candidates, if approved, including sales strategy; estimates of the size of the addressable market for TScan’s TCR-T therapy candidates; TScan’s manufacturing capabilities and the scalable nature of its manufacturing process; TScan’s estimates regarding expenses, future milestone payments and revenue, capital requirements and needs for additional financing; TScan’s expectations regarding competition; TScan’s anticipated growth strategies; TScan’s ability to attract or retain key personnel; TScan’s ability to establish and maintain development partnerships and collaborations; TScan’s expectations regarding federal, state and foreign regulatory requirements; TScan’s ability to obtain and maintain intellectual property protection for its proprietary platform technology and our product candidates; the sufficiency of TScan’s existing capital resources to fund its future operating expenses and capital expenditure requirements; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of TScan’s most recent Annual Report on Form 10-K and any other filings that TScan has made or may make with the SEC in the future. Any forward-looking statements contained in this release represent TScan’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, TScan explicitly disclaims any obligation to update any forward-looking statements.

Contacts

Heather Savelle

TScan Therapeutics, Inc.

VP, Investor Relations

857-399-9840

hsavelle@tscan.com

Joyce Allaire

LifeSci Advisors, LLC

Managing Director

617-435-6602

jallaire@lifesciadvisors.com

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